Exhibit 5.2

June 26, 2014

OneBeacon Insurance Group, Ltd. Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Matter No.:380809 Doc Ref: Legal.8310494 441 299-4993 jason.piney@conyersdill.com

Dear Sirs:

OneBeacon Insurance Group, Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 26, 2014 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of Class A common shares, par value US$0.01 each (“Common Shares”), preference shares, par value US$0.01 each (“Preference Shares” and, together with Common Shares, “Equity Securities”, which term includes any common shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), depository shares of the Company representing Common or Preference Shares (“Depositary Shares”), senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, “Debt Securities”), warrants (“Warrants”), purchase contracts (“Contracts”), purchase units (“Purchase Units”) and units consisting of any combination of the foregoing securities (“Units”) of the Company (collectively, the “Securities”). In addition, the Company will issue guarantees of (i) debt securities and junior subordinated debt securities of OneBeacon U.S. Holdings, Inc. and (ii) trust preferred securities of one or more of OneBeacon U.S. Holdings Trust I, OneBeacon U.S. Holdings Trust II and OneBeacon U.S. Holdings Trust III, each a Delaware statutory trust (together, the “Guarantees”). In addition, up to 71,754,738 Common Shares (the “Selling Shareholder Shares”) may be sold by certain Selling Shareholders (as defined in the Registration Statement) following their automatic conversion from the Class B common shares, par value US$0.01 each (the “Class B Shares”) held by the Selling Shareholders.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on June 26, 2014, written resolutions of the board of directors of the Company (the “Board”) dated June 20, 2014, certified by the Secretary of the Company on June 26, 2014 (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities and Guarantees in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities or Selling Shareholder Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities or Selling Shareholder Shares, (i) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the “Companies Act”), and the consent to the issue and free transfer of the Securities and/or the Selling Shareholder Shares given by the Bermuda Monetary Authority as of 8 September 2006 will not have been revoked or amended at the time of issuance of any Securities or transfer of the Selling Shareholder Shares, (j) that the form and terms of any and all Guarantees, Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants, Contracts, Purchase Units and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve the execution of the Guarantees, any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the applicable purchase, underwriting or similar agreement, any Debt Security, any indenture and any supplement thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law, (m) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (n) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled “Prospectuses and Public Offers”, (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities and the Guarantees, the transfer of the Selling Shareholder Shares and the due execution and delivery thereof by each party thereto, (q) that none of the parties to such documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

The obligations of the Company in connection with any Security, Guarantee and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e)  may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities and the Guarantees by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter except that Messrs Cravath, Swaine & Moore LLP may rely on this opinion in respect of matters relating to Bermuda law for the purposes of their opinion to you.

On the basis of and subject to the foregoing we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
Upon the due issuance of Common Shares and/or Preference Shares and payment of the consideration therefore, such Common Shares and/or Preference Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.
Upon the due issuance of: (a) Senior Debt Securities of any series, (b) Subordinated Debt Securities of any series, (c) Depository Shares, (d) Warrants, (e) Contracts, (f) Purchase Units, (g) Units and/or (h) Guarantees, and payment of the consideration therefor, such Securities will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.

4.
Based solely upon a review of a copy of the Class B register of members of the Company certified by the Assistant Secretary of the Company on June 26, 2014, the Class B Shares are validly issued, fully paid and non-assessable and, when issued and delivered upon conversion of the Class B Shares, the Selling Shareholder Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited

CONYERS DILL & PEARMAN LIMITED